Exhibit 5.1

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

August 2, 2022

Sarepta Therapeutics, Inc.

215 First Street, Suite 415

Cambridge, Massachusetts 02142

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the registration statement on Form S-8 (the “Registration Statement”), filed by Sarepta Therapeutics, Inc., a Delaware corporation (the “Company”), on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 2,800,000 shares of common stock, $0.0001 par value, of the Company (the “Shares”), consisting of (i) 2,500,000 Shares issuable under the Company’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”) and (ii) 300,000 Shares issuable under the Company’s Amended and Restated 2013 Employee Stock Purchase Plan (as amended and restated on June 27, 2016 and amended on June 6, 2019) (the “2016 ESPP” and together with the 2018 Plan, the “Plans”).

We are familiar with the actions taken by the Company in connection with the adoption of the Plans. We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and, when the Shares have been issued and sold in accordance with the terms of the applicable Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP